UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Protective Life Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 25, 2014, Protective Life Corporation distributed the following list of Frequently Asked Questions to its employees:

Frequently Asked Questions

June 25, 2014

For Protective Life Employees Regarding the Dai-ichi Transaction

Questions received through June 13, 2014

Questions Regarding Benefits

1.              What type of retirement program does Dai-ichi Life currently provide for its employees in Japan?

We do not know what type of retirement plan Dai-ichi Life provides in Japan (or what types of plans are common practice or legally permitted in Japan). However, as previously stated, we do not anticipate changes to Protective’s benefits plans as a result of this transaction. Both Protective and Dai-ichi want to remain competitive in the markets we serve.  Dai-ichi Life values Protective employees and recognizes their importance to the Company and will be looking to the Protective leadership team with respect to decisions about future compensation and benefit programs.

2.              How long will our 401(k) and pension plans continue after the acquisition?

We do not anticipate changes to the 401(k) and pension plans as a result of the transaction.  While we cannot predict the future, we know that Dai-ichi Life recognizes the importance of maintaining employee engagement and in remaining competitive in the markets we serve and again will be looking to the Protective leadership team with respect to decisions about future compensation and benefit programs.

3.              Regarding the 401(k), will there continue to be a matching program up to 4%?  Will there be an option under the 401k to invest in Dai-ichi?

We expect Protective will continue to provide a matching contribution to eligible employees based on the current formula (100% on the sum of your employee contributions up to 4% of annual eligible 401(k) pay).

The Retirement Committee reviews the 401(k) Plan’s investment options at least quarterly to determine if any changes are needed.    If and when changes are deemed necessary, 401(k) participants are notified within the timeframe as required by regulations governing 401(k) Plans.

4.              Will an exchange fee be incurred in the 401k when Protective stock is replaced with cash and it’s moved to another fund?

No fees will be incurred when moving the cash from the Protective stock funds to other investment options within the 401(k) Plan.   Such transactions will be no different from the investment fund exchange process currently in place.

5.              When the stock in our 401k is converted to cash, do we have to reinvest with Fidelity?  Can that money be rolled into another 401(k) without incurring tax consequences?

The Internal Revenue Service regulations and the 401(k) Plan’s Legal document govern the treatment of withdrawals from the Plan and that will not change as a result of the Dai-ichi stock purchase.  For withdrawals allowed under the plan and for a summary of federal income tax consequences, click this PRISM link to view the Plan’s Summary Plan Description:

http://prism.secure.protective.com/hr/EC/Documents/401(k)201301.pdf.

401(k) Plan participants can reinvest the cash received from the stock purchase in other available investment options in the Plan. The 401(k) Plan’s investment options may be viewed on Fidelity NetBenefits at www.401k.com.

6.              What happens to my accrued pension benefit?  There will be no reduction of your accrued pension benefits as a result of the merger.  Federal law, including ERISA (the Employee Retirement Income Security Act), protects accrued pension benefits.

7.              Post close, how will Protective’s 401k match be handled since we will no longer have stock?

Prior to 2009, Protective company matching contributions were made in Protective common stock through an employee stock ownership plan feature.  Beginning January 1, 2009, Protective adopted cash matching contributions which are deposited to eligible participants’ 401(k) accounts each pay period.   These cash matching contributions are invested according to the participants’ investment elections or in the Plan’s default fund if no election is in place.

8.              I am currently taking some LOMA courses.  Will Dai-ichi acknowledge these courses and designations?

LOMA (Life Office Management Association) courses are offered to Protective employees as a part of our Industry Education Policy.  We do not anticipate changes to our Industry Education Policy as a result of this transaction.  LOMA designations, as well as other industry education programs and designations, are part of what makes Protective competitive in the U.S.

9.              Protective has done a good job of supporting “work/life balance”; including PTO and our holiday schedule, will that change?

We do not anticipate any changes to our benefits plans, including PTO and holiday schedules, as a result of this transaction.  We expect the work/life balance that is part of our culture today will continue to be an important part of our culture in the future.

Questions Regarding Impact on Employment

10.       Will Dai-ichi establish their own accounting team in Birmingham?

We expect our existing accounting team will continue to meet our current and new reporting requirements. There may be some Dai-ichi expatriates in Birmingham that serve as liaisons to the Tokyo office.

Questions Regarding the Dai-ichi Transaction

11.       How did the rating agencies react to the news of the acquisition?

Protective Life’s “Insurer Financial Strength” ratings from each of the four rating agencies (Standard and Poor’s, Moody’s, Fitch, and A. M. Best) haven’t changed from where they were before the transaction was announced.  However, when the transaction was announced, each of the agencies gave an indication as to how Protective’s ratings might change when the transaction closes.  Rating agencies generally assign consistent ratings to a subsidiary company (in this case, Protective Life) as to the parent company (in this case, Dai-ichi Life).  Two of the rating agencies, Fitch and Moody’s, have Dai-ichi Life rated higher than Protective, so those agencies indicated that Protective’s rating might improve when the transaction closes.  The other two agencies either have Dai-ichi rated lower than Protective, or don’t rate Dai-ichi at all, and they both indicated that Protective’s rating might go down when the transaction closes.

12.       Will there be a Dai-ichi presence in the Birmingham office?

We do expect to have some Dai-ichi Life employees in Birmingham after the close of the transaction; however, at this time we do not have any specific information.

13.       How will the Dai-ichi transaction impact our reserving requirements?

Protective calculates several different types of reserves for it’s in force policies.  At this time we have no indication that we will have changes.  There could be changes to reserve calculations that we will need to perform under the accounting standards that apply to Dai-ichi Life, and over time we will be learning more about what impact, if any, the transaction will have on reserve calculations.

14.       FAQ states that Protective will retain its name.  However, will Dai-ichi Life incorporate their name as it has with the other affiliates (ex. Protective Life, a subsidiary of Dai-ichi Life Insurance)?

It is correct that Protective will keep its name.  We expect specific branding elements will be developed closer to the time of closing.

15.       I know that a lot of employees gain a sense of partnership with Protective by owning stock.  Is there a way to continue that sense of partnership with the company?

Dai-ichi Life management understands the importance and value of employee commitment and engagement.  Dai-ichi and Protective leadership will continue to look for ways to foster these principles

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of Protective Life Corporation (the “Company”) by The Dai-ichi Life Insurance Company, Limited (“Dai-ichi”).  In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Forward-looking Statements

Any statements in these materials that relate to future results and events are forward-looking statements based on the Company’s current expectations.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Dai-ichi to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its distributors, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made.  The Company anticipates that subsequent events and developments will cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, under the heading “Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results,” and in subsequent reports on Forms 10—Q and 8—K filed with the SEC by the Company.